UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2020
TCG BDC, INC.
(Exact name of registrant as specified in charter)

Maryland	No. 814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 40th Floor New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 per share	CGBD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 – Entry into a Material Definitive Agreement
On December 8, 2020, TCG BDC, Inc. (the “Company” or “us”) entered into the first supplement (the “Supplement”) to that certain note purchase agreement (the “Master Note Purchase Agreement”) dated as of December 30, 2019, governing the issuance of $75,000,000 in aggregate principal amount of senior unsecured notes (the “2020 Notes”) to institutional investors in a private placement (the “Offering”) as an additional series of notes under the Master Note Purchase Agreement. Except as set forth in the Supplement, the 2020 Notes have the same terms as the notes that were previously issued pursuant to the Master Note Purchase Agreement. The 2020 Notes are described in more detail below.

The Company used the proceeds from the 2020 Notes to pay down debt and to pay fees and expenses in connection with the Master Note Purchase Agreement. Subsequent to the close of the Offering, the Company repaid all remaining amounts outstanding under the senior secured revolving credit facility entered into by TCG BDC SPV LLC, the Company’s wholly-owned and consolidated subsidiary, and terminated that facility.

The 2020 Notes were issued on December 10, 2020. The 2020 Notes have a fixed interest rate of 4.50% and are due on December 31, 2024, and may be redeemed in whole or in part at any time or from time to time at the Company’s option plus a premium, if applicable. Interest on the 2020 Notes will be due quarterly. The 2020 Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The 2020 Notes were offered in a private placement. The 2020 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

The description above is only a summary of the material provisions of the Master Note Purchase Agreement and the Supplement and is qualified in its entirety by reference to the copy of the Master Note Purchase Agreement, which is filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on December 30, 2019 and incorporated herein by reference thereto, and the Supplement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03 – Creation of a Direct Financial Obligation
The disclosure set forth above under Item 1.01 is incorporated by reference.

Item 7.01 – Regulation FD Disclosure
The Company issued a press release on December 11, 2020 to announce the signing of the Supplement, a copy of which is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits
Exhibit 10.1 shall be deemed furnished herewith.

(d) Exhibits:

Exhibit Number	Description

10.1	First Supplement to Master Note Purchase Agreement, dated December 8, 2020, by and between TCG BDC, Inc. and the purchasers party thereto.
99.1	Press Release, dated December 11, 2020.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This current report on Form 8-K may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. The Company believes that it is important to communicate its future expectations to its investors. There may be events in the future, however, that the Company is not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors the Company identifies in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings the Company makes with the Securities and Exchange Commission, and it is not possible for the Company to predict or identify all of them. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, INC.
(Registrant)

Dated: December 11, 2020	By:	/s/ Thomas M. Hennigan
Name: Thomas M. Hennigan
Title: Chief Financial Officer